UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2016

Lightstone Value Plus Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-52610	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Completion of Acquisition or Disposition of Assets.

On April 21, 2016, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”) entered into an agreement (the “East 11th Street Transaction”) with US-DEV MASTER HOLDCO LLC, which is majority owned and controlled by the Company’s Sponsor (the “Developer”), pursuant to which the Company committed to make contributions, on an as-needed basis, of up to $40.0 million in US-DEV HOLDINGS LLC, which is also majority owned and controlled by the Company’s Sponsor and which owns two residential buildings located at 112-120 East 11th Street and 85 East 10th Street in New York, NY. The Developer is developing a hotel at 112-120 East 11th Street (the “East 11th Street Project”). Development of the East 11th Street Project is expected to be substantially complete during the first quarter of 2019. In accordance with the Company’s charter, a majority of the Company’s board of directors, including a majority of the Company’s independent directors not otherwise interested in the transaction, approved the East 11th Street Transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

Contributions from the Company to US-DEV HOLDINGS LLC have been and will be made pursuant to an instrument, the East 11th Street Preferred Investment that entitles the Company to monthly preferred distributions at a rate of 12% per annum. Upon the consummation of certain capital transactions the Company may redeem its investment in the East 11th Street Preferred Investment. Additionally, the Developer may redeem the Company’s investment at any time or upon the consummation of any capital transaction. Any redemption by the Company or the Developer under the East 11th Street Preferred Investment will be made at an amount equal to the amount invested by the Company plus a 12.0% annual cumulative, pre-tax, non-compounded return on the aggregate amount invested by the Company.

The Company made its initial contribution of $25.0 million to US-DEV HOLDINGS LLC on April 21, 2016 leaving a remaining contribution obligation of up to $15.0 million. In conjunction with the Company’s initial contribution of $25.0 million, the Developer funded $28.0 million. The Company has funded contributions to date using working capital and intends to continue to fulfill its obligation to make further contributions using working capital.

Pursuant to the East 11th Street Preferred Investment, the Company and the Developer are the co-managers of the East 11th Street Project, and the Company has approval rights with respect to major decisions related to US-DEV HOLDINGS LLC including, without limitation, decisions with respect to any sale, transfer, mortgage, or lease of US-DEV HOLDINGS LLC or the East 11th Street Project, US-DEV HOLDINGS LLC’s financial affairs, and approval of plans and budgets. The Developer has the sole responsibility to make additional capital contributions to US-DEV HOLDINGS LLC as necessary.

We believe the East 11th Street Project is favorably located in a Manhattan, south of Union Square and within walking distance of Greenwich Village and East Village, and conveniently located near several nearby subway lines. The East 11th Street Project is subject to competition from similar properties within its market areas, and its economic performance could be affected by changes in local economic conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: April 27, 2016	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

-3-